Exhibit 99.1

Allied Motion Reports Results for the First Quarter Ended March 31, 2012

DENVER--(BUSINESS WIRE)--May 10, 2012--Allied Motion Technologies Inc. (NASDAQ: AMOT) today announced the results for the quarter ended March 31, 2012 with net income of $1,158,000 or $.14 per diluted share compared to net income of $1,213,000 or $.14 per diluted share for the quarter ended March 31, 2011. Revenues for the quarter increased slightly to $26,847,000 compared to $26,724,000 last year. Bookings for the quarter ended March 31, 2012 were $22,963,000 compared to $26,374,000 for the same quarter last year. Backlog at March 31, 2012 was $40,949,000, reflecting a 6% increase from March 31, 2011.

Included in the first quarter results for 2012 was a pretax charge of $238,000 ($178,000 after tax) to cover the expected costs of replacing certain products in the field due to an incorrect electronic component in a printed circuit board supplied by one of the Company’s sub-contract suppliers. Excluding this charge, net income for the first quarter would have been $1,336,000 or $.16 per diluted share, an increase in net income of $123,000 or 10% over the first quarter 2011, and an increase of $0.02 in earnings per share over the first quarter of 2011. In addition, sales to several customers were disrupted during the quarter as products were reworked or replaced to rectify the component error.

“Sales in the first quarter of 2012 were flat compared to the first quarter of 2011 with a 9.4% increase in U.S. sales resulting from modest growth and new business developed in 2011 in our medical, vehicle and electronics markets and a decrease in our industrial and aerospace & defense markets. The increase in the U.S. was offset by an 8.4% decrease in European sales with all of our served markets either down or flat, except for medical, which was up slightly,” commented Dick Warzala, President and CEO of Allied Motion. “As previously noted, profits were impacted by the cost to rectify a component error in an electronic circuit and all costs relating to such were fully recorded in the quarter. It’s important to note, our platform product development efforts continually create new opportunities for our company by designing innovative “Motion Solutions That Change the Game” and meet the current and emerging needs of our customers in our served market segments.”

Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

The statements in this press release and in the Company’s May 11, 2012 conference call that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the word “believe,” “anticipate,” “expect,” “project,” “intend,” “will continue,” “will likely result,” “should” or words or phrases of similar meaning. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include those associated with the present economic circumstances in the United States and throughout Europe, general business and economic conditions in the Company’s motion markets, introduction of new technologies, products and competitors, the ability to protect the Company’s intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company’s customers to allow the Company to realize revenues from its order backlog and to support the Company’s expected delivery schedules, the continued viability of the Company’s customers and their ability to adapt to changing technology and product demand, the loss of significant customers or enforceability of the Company’s contracts in connection with a merger, acquisition, disposition, bankruptcy, or otherwise, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company’s products and services, changes in government regulations, availability of financing, the ability of the Company’s lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support external growth and new technology, the ability of the Company to successfully integrate an acquired business into the Company’s business model without substantial costs, delays, or problems, the ability of the Company to establish low cost region manufacturing and component sourcing capabilities, and the ability of the Company to control costs, including relocation costs, for the purpose of improving profitability. The Company’s ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers’ needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

ALLIED MOTION TECHNOLOGIES INC. FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
	For the Three Months Ended March 31,
HIGHLIGHTS OF OPERATING RESULTS	2012	2011
Revenues	$26,847	$26,724
Cost of products sold	19,210	18,775
Gross margin	7,637	7,949
Selling expenses	1,365	1,462
General and administrative expenses	2,947	2,966
Engineering and development expenses	1,553	1,534
Amortization of intangible assets	174	180
Total Operating Expenses	6,039	6,142
Operating income	1,598	1,807
Other income (expense), net	10	(23)
Income before income taxes	1,608	1,784
Provision for income taxes	(450)	(571)
Net income	$1,158	$1,213
PER SHARE AMOUNTS:
Diluted income per share	$0.14	$0.14
Diluted weighted average common shares	8,565	8,495

CONDENSED BALANCE SHEETS	March 31, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$4,581	$9,155
Trade receivables, net	12,543	11,689
Inventories, net	14,652	14,429
Other current assets	4,143	3,135
Total Current Assets	35,919	38,408
Property, plant and equipment, net	7,631	7,352
Deferred income taxes	4,321	4,326
Intangible assets, net	2,841	2,936
Goodwill	5,835	5,665
Total Assets	$56,547	$58,687
Liabilities and Stockholders’ Equity
Current Liabilities:
Debt obligations	$158	$157
Accounts payable	6,298	6,598
Accrued Liabilities	4,828	6,800
Contingent consideration	--	1,313
Income taxes payable	481	1,272
Total Current Liabilities	11,765	16,140
Deferred Income Taxes	970	973
Other long-term liabilities	5,452	5,252
Total Liabilities	18,187	22,365
Stockholders’ Equity	38,360	36,322
Total Liabilities and Stockholders’ Equity	$56,547	$58,687

ALLIED MOTION TECHNOLOGIES INC. FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
	For the Three Months Ended March 31,
CONDENSED STATEMENTS OF CASH FLOWS	2012	2011
Cash flows from operating activities:
Net income	$1,158	$1,213
Depreciation and amortization	489	542
Other	325	218
Changes in working capital	(4,946)	(2,626)
Net cash used in operating activities	(2,974)	(653)

Cash flows from investing activities:
Consideration paid for acquisition	(1,350)	(332)
Purchase of property and equipment	(586)	(428)
Net cash used in investing activities	(1,936)	(760)

Stock transactions under company stock plans	439	95
Dividends paid	(216)	--
Net cash provided by financing activities	223	95

Effect of foreign exchange rate changes on cash	113	82
Net decrease in cash and cash equivalents	(4,574)	(1,236)
Cash and cash equivalents at beginning of period	9,155	3,553
Cash and cash equivalents at March 31	$4,581	$2,317

CONTACT:
Allied Motion Technologies Inc.
Richard Smith, 303-799-8520 x30
or
Sue Chiarmonte, 303-799-8520 x24